EXECUTION COPY


                            VOTING TRUST II AGREEMENT


         THIS VOTING TRUST II AGREEMENT (the "Agreement") is made and entered into as of March 21, 2003 by and among UXT Holdings, LLC, a Delaware limited liability company, and UXT Intermediary, LLC, a Delaware limited liability company (together, the "Investors"), DLJ Merchant Banking III, Inc., a Delaware corporation (and its successors, "DLJMB") and Christiana Bank & Trust Company, acting hereunder not in its individual capacity but solely as trustee (together with its successors in such capacity, the "Trustee").

         WHEREAS, the parties hereto desire to record their arrangements with respect to shares of common stock, no par value ("Common Stock"), of TXU Corp., a Texas corporation (the "Corporation"), the principal executive offices of which are presently located at 1601 Bryan Street, Dallas, TX 75201.

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Certain Definitions. In this Agreement:

         (a) "Administrative Period" means the period commencing on the date of the initial assignment and delivery by a Holder or a DLJMB Affiliate to the Trustee of Shares to be held pursuant to this Agreement and ending on the earlier of (i) the termination of the voting trust created hereby pursuant to Section 8 or (ii) the removal or resignation of the Trustee pursuant to
    Section 13.

         (b) "Control Affiliate" means DLJMB and any person or entity controlling, controlled by or under common control with, directly or indirectly, DLJMB.

         (c) "DLJMB Affiliate" means any person or entity who is a Control Affiliate, Employee Affiliate or Other Affiliate.

         (d) "Employee Affiliate" means any person employed by (or who is the spouse, relative or relative of a spouse, in each case residing in the home of a person employed by) a Control Affiliate.

         (e) "Holder" means from time to time, any person or entity for whom Shares are held hereunder by the Trustee.

         (f) "Other Affiliate" means any person or entity that has a substantial business relationship with a Control Affiliate and which is not itself a Control Affiliate.

         (g) "Securities Act" means the Securities Act of 1933, as amended.

         (h) "Share" means a share of Common Stock or a Share Equivalent.

         (i) "Share Certificate" means a certificate evidencing ownership of one or more Shares.

         (j) "Share Equivalent" means at any time any security convertible into, exchangeable for, or carrying the right to acquire Common Stock or subscriptions, warrants, options, rights or other arrangements obligating the Corporation to issue or dispose of any shares of Common Stock or any shares of any other voting class or series of stock of the Corporation, regardless whether such security is convertible, exchangeable or exercisable at such time.

         SECTION 2. Deposit. On or after the date hereof, any DLJMB Affiliate may, from time to time, deposit Shares with the Trustee to be held pursuant to this Agreement by assigning and delivering such Shares to the Trustee.

         SECTION 3. Transfer on Books of Corporation. The Trustee shall, to the extent applicable, cause all Shares transferred to and deposited with it in its capacity as Trustee hereunder (such Shares, the "Trust Shares") to be transferred to it as Trustee on the books of the Corporation and will issue and deliver by first class mail to each Holder a voting trust certificate (a "Trust II Certificate") for the number of Shares so transferred to the Trustee.

         SECTION 4. Form. Trust II Certificates shall be in substantially the form attached hereto as Schedule A (with such modifications as may be appropriate if the applicable Trust II Certificate represents Share Equivalents).

         SECTION 5. Additional Trust II Certificates. Any Holder may at any time deposit with the Trustee additional Share Certificates (or the equivalent evidence of ownership in the case of Share Equivalents). Any DLJMB Affiliate acquiring Shares may at any time become a Holder by (a) depositing, or causing to be deposited, Share Certificates (or the equivalent evidence of ownership in the case of Share Equivalents), duly endorsed for transfer, with the Trustee and
(b) accepting a Trust II Certificate in respect of the Shares represented by such Share Certificates.

         SECTION 6. Voting; Powers. At all times prior to the termination of the voting trust created hereby, the Trustee shall have the exclusive right to vote the Trust Shares, or give written consent, in person or by proxy, at all meetings of shareholders of the Corporation, and in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law.

         The Trustee shall vote all Trust Shares in accordance with this Agreement. The Trustee shall have full power and authority, and it is hereby empowered and authorized, to vote the Trust Shares as in its sole judgment it believes to be in the best interest of the shareholders of the Corporation generally, it being understood that the Trustee will exercise its independent judgment in determining the best interests of the shareholders of the Corporation, and to do any and all other things and take any and all other actions as fully as any shareholder of the Corporation might do if personally present at a meeting of the shareholders of the Corporation; provided, however, that, to the extent the Trustee acts in good faith and in accordance with this Agreement, the Trustee shall not be liable for any action or inaction pursuant this Section 6.

Each Holder agrees that it will not communicate with the Trustee in connection with any proceeding in which the vote or consent of the holders of Shares may be required or authorized by law or otherwise seek to influence the Trustee in the exercise of its right to vote or consent in any such proceedings. Notwithstanding anything herein to the contrary, the Trustee shall vote the Trust Shares (and use its power or right, if any, to designate or remove directors of the Corporation) to prevent the election of more than one DLJMB Affiliate as a director of the Corporation. The duties of the Trustee under this Agreement shall include exercising reasonable effort under this Agreement in a manner that ensures that no DLJMB Affiliate exercises control over the Corporation. DLJMB shall promptly provide to the Trustee from time to time such information as is reasonably necessary (including certificates and/or other documents) in order to enable the Trustee to carry out the foregoing obligations; provided, however, that the Trustee shall not be held responsible for identifying an entity as a DLJMB Affiliate unless it has actual knowledge that such entity is a DLJMB Affiliate.

         SECTION 7. Dividends. If the Corporation pays or issues dividends or makes other distributions on the Trust Shares, the Trustee shall accept and receive such dividends and distributions. Upon receipt of dividends and distributions the same shall be prorated among the Holders that have a beneficial interest hereunder in the Trust Shares with respect to which such dividend or other distribution was made in accordance with their interests and, subject to the next sentence, the amount shall be distributed promptly pursuant to transfer instructions set forth on Schedule C attached hereto. If the dividend or distribution is in Shares, such Shares shall be held by the Trustee under the voting trust created hereby and new Trust II Certificates representing the Shares received shall be issued to the applicable Holders. Holders entitled to receive such dividends or distributions, or Trust II Certificates in respect thereof, described in this Section 7 shall be those Holders registered as such on the transfer books of the Trustee at the close of business on the day fixed by the Corporation for the taking of a record to determine those holders of its stock entitled to receive such dividends or distributions. In the performance of its duties to deliver cash dividends under this Agreement, the Trustee shall not be obligated to risk its own funds and will not be liable for taxes or other charges related to the delivery of such dividends or distributions.

         SECTION 8. Termination. The voting trust created hereby shall terminate on the earliest to occur of:

         (a) ten years from the date hereof;

         (b) the written election of DLJMB or the Holders of Trust II Certificates representing fifty percent (50%) or more of the Trust Shares thereby; provided, however, that the voting trust created hereby shall not terminate pursuant to this Section 8(b) unless (i) immediately after giving effect to such termination, all DLJMB Affiliates will in the aggregate beneficially own (through record ownership, contract or otherwise), as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, not more than 4.9% of the total fully diluted number of shares of Common Stock then outstanding; the Trustee will be entitled to rely conclusively on a certificate of an officer of DLJMB to the effect of the foregoing proviso, and (ii) DLJMB delivers to the Trustee an opinion of independent, nationally recognized counsel who are experts in matters involving the federal securities law, that, immediately after giving effect to such termination, DLJMB should not be an "affiliate" of the Corporation within the meaning of Rule 144 under the Securities Act; and

         (c) transfer of all of the Trust Shares in accordance with Section 9.

         Subject to DLJMB's delivery of the officer's certificate and the opinion of counsel described in Section 8(b) above, an election pursuant to
Section 8(b) shall be effective upon delivery of notice thereof to the Trustee.

         Upon the termination of the voting trust hereby created, the Holders shall surrender their Trust II Certificates to the Trustee, and the Trustee shall deliver by first class mail to the Holders Share Certificates (or the equivalent evidence of ownership in the case of Share Equivalents), properly endorsed for transfer (to the extent possible), equivalent to the number and type of Shares represented by the respective Trust II Certificates surrendered.

         SECTION 9. Transfer. Except as provided in Sections 8 and 10 and in subsections (a), (b) and (c) of this Section 9, Share Certificates (or the equivalent evidence of ownership in the case of Share Equivalents) representing Trust Shares may not be delivered to a Holder, a Holder's designee or any other third party prior to the termination of the voting trust created hereby.

         (a) A Holder may notify the Trustee in writing that the Holder desires to cause a Share Certificate or Share Certificates (or the equivalent evidence of ownership in the case of Share Equivalents) representing Trust Shares in which the Holder has a beneficial interest hereunder to be transferred to any person or entity, including such Holder, only if such transfer is an Eligible Transfer as defined herein. Any person or entity that acquires Trust Shares pursuant to an Eligible Transfer is hereinafter referred to as an "Eligible Transferee".

         For purposes of this Section 9, an "Eligible Transfer" is defined as any transfer of Trust Shares to a person who is not at the time of such transfer a DLJMB Affiliate.

         Such notice shall name such Eligible Transferee and shall state (i) its mailing address, (ii) the proposed transfer date (which date shall be not less than five days after the Trustee's receipt of such notice), (iii) the number and type of Shares to be transferred and (iv) the consideration, if any, to be paid by such Eligible Transferee therefor. The notice to the Trustee shall also contain a representation that such transferee is an Eligible Transferee and shall be accompanied by a Trust II Certificate or Trust II Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be transferred to the Eligible Transferee. On the date specified in such notice, and upon receipt by the Trustee from such Eligible Transferee of the specified consideration, if any, the Trustee shall deliver:
(i) to the Eligible Transferee, a Share Certificate (or the equivalent evidence of ownership in the case of Share Equivalents) representing the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (ii) to the Holder, (x) a Trust II Certificate representing a number of Shares, if any, equal to the number of Shares of the type represented by the surrendered Trust II Certificate less the number of Shares of the type transferred to such Eligible Transferee, and (y) the consideration, if any, received from such

Eligible Transferee. Such consideration shall be distributed promptly to such Holder pursuant to the transfer instructions set forth on Schedule B attached hereto.

         (b) A Holder (hereinafter referred to as a "Requesting Party" for the purpose of this Section 9(b)) may request of the Trustee in writing that the Trustee transfer to such Requesting Party a Share Certificate or Share Certificates (or the equivalent evidence of ownership in the case of Share Equivalents) in which the Requesting Party has a beneficial interest hereunder; provided, however, that the Trustee shall not honor such request if immediately after giving effect thereto DLJMB Affiliates will own in the aggregate more than 4.9% of the total number of shares of Common Stock then outstanding, and, provided further, that if the Requesting Party is not DLJMB, the Trustee shall not honor such request, unless DLJMB consents in writing to such request. In determining, for purposes of this Section 9(b) only, whether DLJMB Affiliates will own in the aggregate more than 4.9% of the total number of shares of Common Stock then outstanding, (x) shares of Common Stock underlying Share Equivalents owned by a DLJMB Affiliate shall be deemed to be outstanding and owned by such DLJMB Affiliate and (y) Shares held pursuant to this Agreement shall be excluded. Such written request shall name such Requesting Party and shall state
(i) the proposed transfer date (which date shall be not less than four business days after the Trustee's receipt of such request) and (ii) the number and type of Shares to be transferred. The notice to the Trustee shall also be accompanied by (i) a Trust II Certificate or Certificates of the Requesting Party, duly endorsed for transfer, representing not less than the number of Shares of the type to be transferred to the Requesting Party, (ii) a certificate of an officer of DLJMB certifying that immediately after giving effect to such request all DLJMB Affiliates will own in the aggregate not more than 4.9% of the total number of shares of Common Stock then outstanding and (iii) if the Requesting Party is not DLJMB, the written consent of DLJMB to such request. The Trustee shall be entitled to conclusively rely upon such certificate and, if applicable, such consent. On the date specified in such request, and upon receipt by the Trustee from the Requesting Party of such certificates, the Trustee shall deliver to the Requesting Party a certificate (or the equivalent evidence of ownership in the case of Share Equivalents) for the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer.

         (c) A Holder may at any time direct the Trustee by notice in writing to transfer a Share Certificate or Share Certificates (or the equivalent evidence of ownership in the case of Share Equivalents) representing Shares in which the Holder has a beneficial interest hereunder (i) to an underwriter (including DLJMB) in connection with a public offering of the Shares registered under the Securities Act or (ii) in connection with sales made pursuant to Rule 144 (other than subsection (k) thereof) under the Securities Act through a broker-dealer (including DLJMB). Such notice shall state (a) the underwriter's or broker dealer's mailing address, (b) the proposed transfer date (which date shall not be less than five days after the Trustee's receipt of such notice), (c) the number and type of Shares to be transferred, and (d) the consideration, if any, to be paid. The notice shall also be accompanied by a certificate of an officer of the Holder certifying that such request is being made solely for sales made in connection with a public offering of the Shares registered under the Securities Act or sales made pursuant to Rule 144 (other than subsection (k) thereof) under the Securities Act and a Trust II Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be transferred. The Trustee shall be entitled to conclusively rely upon such certificate. On the date specified in such notice, and upon receipt by the Trustee from such underwriter or such other transferee of the specified consideration, if any, the Trustee shall deliver: (x) to the underwriter or such other transferee, a Share Certificate (or the equivalent evidence of ownership in the case of Share Equivalents) representing the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer, and (y) to the Holder, a Trust II Certificate representing the number of Shares, if any, equal to the number of Shares represented by the surrendered Trust II Certificate less the number of Shares transferred to such underwriter or such other transferee, and (z) to the Holder, the consideration, if any, received from such underwriter or such other transferee. Such consideration shall be distributed promptly to the Holder pursuant to the transfer instructions set forth on Schedule B attached hereto.

         Notwithstanding the foregoing, if the Holder intends to transfer Shares pursuant to the exercise of the over-allotment option granted to the underwriters in connection with a public offering of shares of Common Stock of the Corporation, the transfer date in the notice may be less than four, but shall not be less than two, business days after the Trustee's receipt of such notice; provided, however, that if the transfer date in the notice is less than four business days after the Trustee's receipt of the notice, the Trustee shall only be obligated to use its reasonable best efforts to effect the transfer of such Shares by such transfer date.

         Nothing in this Section 9 or elsewhere in this Agreement shall prohibit a Holder from transferring Trust II Certificates in accordance with the terms of the Trust II Certificates.

         SECTION 10. Exercise, Conversion, Exchange or Cancellation of Shares. The Trustee shall, upon written instruction of a Holder, submit to the Corporation for exercise, conversion, exchange or cancellation any Share in which such Holder has a beneficial interest hereunder. Such notice shall state
(a) whether such Shares are to be exercised, converted, exchanged or cancelled,
(b) the date on which such Shares are to be submitted to the Corporation (which date shall not be less than five days after the Trustee's receipt of such notice), (c) the number and type of Shares to be submitted to the Corporation and (d) the consideration, if any, to be received upon such exercise, conversion, exchange or cancellation from the Corporation. The notice shall be accompanied by (x) a Trust II Certificate or Certificates of the Holder, duly endorsed for transfer, representing not less than the number of Shares of the type to be submitted to the Corporation and (y) any exercise price or other payment and any agreement, certificate or other documentation required in connection with such exercise, conversion, exchange or cancellation. On the date specified in such notice, and against receipt from the Corporation of the specified consideration, if any, the Trustee shall deliver by first class mail:
(i) to the Corporation, (x) a Share Certificate or Share Certificates representing the number of Shares of the type specified in such notice, registered in the name of the Trustee and duly endorsed for transfer and (y) any exercise price or other payment and any agreement, certificate or other documentation delivered to the Trustee by such Holder with such notice and (ii) to the Holder, (x) a Trust II Certificate representing a number of Shares equal to the number of Shares represented by the surrendered Trust II Certificate or Certificates less the number of Shares submitted to the Corporation and (y) the consideration, if any, received by the Trustee pursuant to such exercise, conversion, exchange or cancellation; provided, however, that if such consideration includes Shares, such Shares shall be held by the Trustee pursuant to this Agreement and new Trust II Certificates representing such Shares shall be issued to such Holder.

         SECTION 11. Increase or Decrease in Number of Shares. In the event of an increase in the number of Shares by virtue of a stock split or the decrease in the number of Shares because of a contraction of shares or a change in the number of outstanding Shares as a result of some other recapitalization in which the Corporation receives no consideration for the issuance of the additional or reduced number of Shares, the new additional or changed number of Shares shall be held by the Trustee and new Trust II Certificates representing the appropriate changed number of Shares shall be issued to Holders upon surrender of the then existing Trust II Certificates.

         SECTION 12. Successor Trustee. There shall initially be one Trustee of the voting trust created hereby. Upon the liquidation, dissolution, winding-up, suspension, incapacity, resignation or removal (in accordance with Section 13 below) of the initial Trustee, DLJMB or the Holders of Trust II Certificates representing fifty percent (50%) or more of the Trust Shares shall appoint a successor Trustee; provided, however, that such successor Trustee may not be a DLJMB Affiliate, unless such Successor Trustee shall be an Other Affiliate that is a bank or trust company. In the event a successor Trustee shall not have been appointed within 30 days of such removal, the Trustee may petition a court of competent jurisdiction to appoint such a successor. In the event that the Trustee consolidates with, merges with or converts into, or transfers all or substantially all of its corporate trust assets to, another corporation that is a bank or trust company, the surviving or transferee corporation may become the successor Trustee upon notice to the signatories hereto but without further action by the signatories or any Holder.

         SECTION 13. Removal/Resignation of Trustee. (a) A Trustee may be removed by DLJMB or the Holders of Trust II Certificates representing fifty percent (50%) or more of the Trust Shares:

         (i) if it is determined by a court of competent jurisdiction that either (A) the Trustee has willfully and materially violated the terms of the trust created hereby, or (B) the Trustee has been guilty of malfeasance, misfeasance or dereliction of duty hereunder;

         (ii) if the Trustee shall have commenced a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall have consented to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall have made a general assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due, or shall have taken any corporate action to authorize any of the foregoing; or

         (iii) if an involuntary case or other proceeding shall have been commenced against the Trustee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall have remained undismissed and unstayed for a period of 60 days, or an order for relief shall have been entered against the Trustee under the federal bankruptcy laws as now or hereafter in effect.

         (b) If DLJMB or the Holders of Trust II Certificates representing fifty percent (50%) or more of the Trust Shares then deposited hereunder determine that a basis exists for removal of the Trustee under Section 13(a) above, they shall deliver written notice of such determination to the Trustee stating the basis for such removal.

         (c) The Trustee may resign its position as such (i) upon ten days' written notice to DLJMB, but only if a successor Trustee, appointed as provided for in Section 12 above, has agreed to serve as such effective upon the effectiveness of the resignation of the Trustee then acting, or (ii) in any event upon 30 days' written notice to DLJMB.

         SECTION 14. Trustee May Own Shares. Nothing in this Agreement shall prevent the Trustee from owning Shares or options to purchase Shares in its individual capacity or in any capacity other than as trustee hereunder or for any DLJMB Affiliate.

         SECTION 15. Trustee Not an Affiliate. The Trustee represents that it is a bank or trust company that is not a Control Affiliate or an Employee Affiliate.

         SECTION 16. Compensation; Expenses. Reasonable expenses lawfully incurred by the Trustee in the administration of its duties hereunder (including reasonable attorneys' fees and expenses) shall be reimbursed to it by DLJMB on behalf of the Holders. In connection with its services to be provided hereunder, the Trustee shall receive a fee from DLJMB as follows: (a) an initial fee of $2,500 payable upon the execution by the parties of this Agreement, (b) during the Administrative Period, a fee of $5,000 per annum plus 0.0025% of the fair market value of the Trust Shares deposited in the voting trust created hereby, in each case payable quarterly in arrears, and (c) thereafter, such fee as the parties may from time to time agree. The provisions of this Section 16 shall survive the termination of this Agreement.

         SECTION 17. Merger, Etc. Upon any merger, consolidation, reorganization or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation pursuant to which shares of capital stock or other voting securities of another corporation are to be issued in payment or exchange for or upon conversion of Shares and other voting securities, the shares of said other corporation shall automatically be and become subject to the terms of this Agreement and be held by the Trustee hereunder in the same manner and upon the same terms as the Trust Shares, and in such event the Trustee shall issue to the Holders that have deposited Shares with the Trustee new Trust II Certificates in lieu of the old Trust II Certificates for the appropriate number of shares and other voting securities of such other corporation.

         At the request of any Holder, the Trustee may transfer, sell or exchange or join with the Holder in such transfer, sale or exchange of Shares and other voting securities in exchange for shares of another corporation, and in said event the shares and other voting securities of the other corporation received by the transferor shall be and become subject to this Agreement and be held by the Trustee hereunder in the same manner as the Trust Shares.

         SECTION 18. Notices. All notices, reports, statements and other communications directed to the Trustee from the Corporation, other than communications pertaining to the voting of the Trust Shares, shall be forwarded promptly by the Trustee to DLJMB and each Holder. All notices, notices of election and other communications required hereby shall be given in writing by overnight courier, telegram or facsimile transmission and shall be addressed, or sent, to the appropriate addresses as set forth beneath the signature of each party hereto, or at such other address as to which notice is given in accordance with this Section 18.

         SECTION 19. Indemnity, Etc. The Trustee (including in its individual capacity and its officers, directors, employees and agents) shall be indemnified from and against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claims whatsoever) (the "Indemnified Claims") arising out of or based upon this Agreement or the actions or failures to act of the Trustee hereunder or thereunder, except to the extent such loss, liability, claim, damage, cost or expense is caused by or results from the Trustee's gross negligence or willful misconduct (as determined by a final and unappealable order of a court of competent jurisdiction). DLJMB agrees on behalf of the Holders that it will indemnify and hold harmless the Trustee from and against any Indemnified Claims. DLJMB's obligation hereunder shall survive the transfer of all or any portions of its Shares and interests, the termination of the voting trust created hereby, or the resignation or removal of the Trustee.

         The Trustee shall be entitled to the prompt reimbursement for its out-of-pocket expenses (including reasonable attorneys' fees and expenses) incurred in investigating, preparing or defending against any litigation, commenced or threatened, arising out of or based upon this Agreement, or the actions or failures to act of the Trustee hereunder or thereunder, without regard to the outcome of such litigation; provided, however, that the Trustee shall be obligated to return any such reimbursement if it is subsequently determined by a final and unappealable order of a court of competent jurisdiction that the Trustee was grossly negligent or engaged in willful misconduct in the matter in question. Such expenses payable under this Section 19 shall be prorated among the Holders in accordance with their respective interests in the Shares then deposited hereunder.

         If a claim under this Section 19 is not paid in full within 30 days after a written claim has been submitted by the Trustee, the Trustee may at any time thereafter bring suit to recover the unpaid amount of the claim and, if successful in whole or in part, the Trustee shall be entitled to be paid also the expense of prosecuting such claims.

         The Trustee is authorized and empowered to construe this Agreement and its construction of the same, made in good faith, shall be final, conclusive, and binding upon all Holders and all other parties interested. The Trustee may, in its discretion, consult with counsel to be selected and employed by it, and the reasonable fees and expenses of such counsel shall be an expense for which the Trustee is entitled to indemnity hereunder.

         The Trustee hereby accepts the trust created hereby and agrees to carry out the terms and provisions hereof, but assumes no responsibility for the management of the Corporation or for any action taken by it, by any person elected as a director of the Corporation or by the Corporation pursuant to any vote cast or consent given by the Trustee. The Trustee, whether or not acting upon the advice of counsel, shall incur no liability because of any error of law or fact, mistake of judgment or any matter or thing done or omitted under this Agreement, except its own willful misconduct. Anything done or suffered in good faith by the Trustee in accordance with the advice of counsel chosen as indicated above shall be conclusive in favor of the Trustee against the Holders and any other interested party.

         The Trustee shall not be liable in any event for acts or defaults of any other trustee or trustees (under this or any other voting trust of the Corporation's securities) or for acts or defaults of any employee, agent, proxy or attorney-in-fact of any other trustee or trustees. The Trustee shall be protected and free from liability in acting upon any notice, request, consent, certificate, declaration, guarantee, affidavit or other paper or document or signature reasonably believed by it to be genuine and to have been signed by the proper party or parties or by the party or parties purporting to have signed the same.

         No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         SECTION 20. Certain Calculations. For purposes of Sections 9, 12, 13, 16 and 19, a Holder owning a Trust II Certificate representing Share Equivalents shall, in respect of such ownership, be deemed to be the Holder of a Trust II Certificate representing the number of shares of Common Stock that the Trustee, acting on behalf of such Holder, may acquire, whether by exercise, conversion, subscription or otherwise, pursuant to or by reason of ownership of such Shares.

         SECTION 21. Counterparts. This Agreement may be executed in multiple counterparts all of which counterparts together shall constitute one agreement. Upon execution of this Agreement and the establishment of the voting trust created hereby, the Trustee shall deliver a copy of this Agreement to be filed in the registered office of the Corporation at 1601 Bryan Street, Dallas, Texas, and the Agreement shall be open to inspection in the manner provided for inspection under the laws of the State of Texas.

         SECTION 22. Choice of Law. This Agreement is intended by the parties to be governed and construed in accordance with the laws of the State of Texas, except that the Trustee's rights and obligations shall be governed and construed in accordance with the laws of the State of New York.

         SECTION 23. Bond. The Trustee shall not be required to provide any bond to secure the performance of its duties hereunder.

         SECTION 24. Reliance. Each Holder acknowledges that DLJMB will rely on this Agreement in complying with the federal securities laws. The Trustee acknowledges that DLJMB will rely on the Trustee abiding by the terms of this Agreement, including, without limitation, that (x) the Trustee will exercise independent judgment in voting the shares and will not consult with any DLJMB Affiliate regarding the voting of such shares and (y) the Trustee will not consent to any amendment or waiver of this Agreement prohibited by Section 25 hereof whether or not such amendment or waiver is approved by each of the parties hereto and all of the Holders.

         SECTION 25. Amendments and Waivers. This Agreement may not be amended or waived in any material respect, unless an independent, nationally recognized counsel, who are experts in matters involving the federal securities law (as determined by DLJMB), provides to DLJMB an opinion (which opinion and counsel shall be satisfactory to DLJMB) that, immediately after such amendment or waiver, DLJMB should not be an "affiliate" of the Corporation within the meaning of Rule 144 under the Securities Act.

         SECTION 26. Benefits and Assignment. Nothing in this Agreement, expressed or implied, shall give or be construed to give any persons, firm or corporation, other than the parties hereto and their successors and assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and assigns. No party may assign any of its rights or obligations under this Agreement without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

         SECTION 27. Severability. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

              EXECUTED as of the date and year first above written.

                          CHRISTIANA BANK & TRUST COMPANY
                          as Trustee


                          By:
                               -----------------------------
                               Name:
                               Title:
                               Address:    1314 King Street
                                           Wilmington, Delaware 19899-0957
                               Attention:  Corporate Trust Administration/Debra
                                           Balliet
                               Facsimile:  (302) 421-9015



UXT HOLDINGS, LLC

By:
      -----------------------------------------
      Name:
      Title:
      Address:    Eleven Madison Avenue
                  New York, New York, 10010
      Attention:  Ivy Dodes
      Facsimile:  212-325-8256



UXT INTERMEDIARY, LLC

By:
      -----------------------------------------
      Name:
      Title:
      Address:    Eleven Madison Avenue
                  New York, New York, 10010
      Attention:  Ivy Dodes
      Facsimile:  212-325-8256



DLJ MERCHANT BANKING III, INC.

By:
      -----------------------------------------
      Name:
      Title:
      Address:    Eleven Madison Avenue
                  New York, New York, 10010
      Attention:  Ivy Dodes
      Facsimile:  212-325-8256

                                   SCHEDULE A

                          FORM OF TRUST II CERTIFICATE


          "THE TRANSFER OF THIS TRUST II CERTIFICATE IS SUBJECT TO TERMS AND CONDITIONS SET FORTH IN THE VOTING TRUST II AGREEMENT (THE "AGREEMENT") DATED AS OF MARCH 21, 2003, A COPY OF WHICH HAS BEEN FILED IN THE REGISTERED OFFICE IN THE STATE OF TEXAS OF TXU CORP., A TEXAS CORPORATION (THE "CORPORATION"). SUCH COPY IS OPEN TO INSPECTION DAILY DURING BUSINESS HOURS BY ANY SHAREHOLDER OF THE CORPORATION OR ANY BENEFICIARY OF THE VOTING TRUST CREATED PURSUANT TO THE AGREEMENT.


                                    TXU Corp

                                        .

                              TRUST II CERTIFICATE

               Certificate No. ____              No. of Shares ______

         This certifies that ____________ ("Holder") has transferred to the undersigned Trustee the above-stated number of voting shares of common stock, no par value, of TXU Corp., a Texas corporation (the "Corporation"), to be held by the Trustee pursuant to the terms of the Agreement, a copy of which agreement has been delivered to the above-named Holder and filed in the registered office of the Corporation in the State of Texas. The Holder, or his registered assigns, will be entitled (i) to receive payments equal to any and all cash dividends collected by the Trustee on the above-stated number of shares, (ii) to receive all other dividends or distributions except to the extent that property received is required to be deposited in the trust created by the Agreement, and (iii) to the delivery of a certificate or certificates for that number of shares on the termination of the Agreement, in accordance with its provisions. At all times prior to the termination of the trust created by the Agreement, the Trustee has the exclusive right to vote the above-stated number of shares, or give written consent, in person or by proxy, at all meetings of shareholders of the Corporation, and in all proceedings in which the vote or consent, written or otherwise, of the holders of Shares may be required or authorized by law.

         Subject to the terms of the Agreement, this Trust II Certificate is transferable on the books maintained by the Trustee at the principal corporate trust office of the Trustee by the Holder hereof, in person or by duly authorized attorney, and upon surrender hereof; and until so transferred the Trustee may treat the registered Holder hereof as the absolute owner hereof for all purposes.

         The Holder, by the acceptance of this Trust II Certificate, agrees to be bound by all of the provisions of the Agreement as fully as if its terms were set forth in this Trust II Certificate.

EXECUTED this ___ day of ___________, ____

                                                     ------------------------

                                                     By:
                                                        ---------------------

                                                     Name:
                                                          -------------------

                                                     Title:
                                                           ------------------




            [Form of Assignment for Reverse of Trust II Certificate]

         For value received, ___________ hereby sells, assigns, and transfers unto ____________ the within Trust II Certificate and all rights and interests represented thereby, and does hereby irrevocably constitute and appoint _______ attorney to transfer such Trust II Certificate on the books of the within-named Trustee with full power of substitution in the premises.

         Date:
               ---------------------------

         Signed:                         *"
                --------------------------

         *Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in STAMP or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                   SCHEDULE B

                              TRANSFER INSTRUCTIONS


UXT Holdings, LLC

                   All payments shall be made by check mailed to:
                                UXT Holdings, LLC
                              Eleven Madison Avenue
                            New York, New York 10010
                       Attention: John Cafasso, 13th Floor




UXT Intermediary, LLC

                   All payments shall be made by check mailed to:
                              UXT Intermediary, LLC
                              Eleven Madison Avenue
                            New York, New York 10010
                       Attention: John Cafasso, 13th Floor